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                                                                   EXHIBIT 10.13



                               EMPLOYEE AGREEMENT



PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT DESCRIBES THE BASIC LEGAL AND ETHICAL RESPONSIBILITIES THAT YOU ARE REQUIRED TO OBSERVE AS AN EMPLOYEE EXPOSED TO HIGHLY SENSITIVE TECHNOLOGY AND STRATEGIC INFORMATION IN PERFORMING YOUR DUTIES AT BINDVIEW DEVELOPMENT CORPORATION. BINDVIEW DEVELOPMENT CORPORATION BELIEVES THAT THIS AGREEMENT STRIKES A FAIR BALANCE BETWEEN ITS INTERESTS AND THE EMPLOYEE'S NEEDS AND EXPECTATIONS. THIS AGREEMENT IS LONG BECAUSE AN EFFORT HAS BEEN MADE TO PROTECT BOTH YOU AND BINDVIEW DEVELOPMENT CORPORATION BY BEING AS CLEAR AND PRECISE AS POSSIBLE.

The Terms and Conditions of this Agreement are listed below, effective as of the date shown below, by and between employer, BINDVIEW DEVELOPMENT CORPORATION ("BINDVIEW") and David Pulaski ("Employee"), as employee:

1.0      COMPENSATION AND BENEFITS

         Employee's compensation shall be as provided in Appendix A to this Agreement, or as otherwise agreed by the parties in writing from time to time. However, the parties expressly agree that Appendix A is not otherwise a part of this Agreement, and that this Agreement constitutes the sole and entire agreement of the parties.

2.0      SCOPE OF DUTIES

         2.1 EMPLOYMENT BY BINDVIEW AS SOLE OCCUPATION. Employee agrees to devote substantially all of Employee's business time, attention, skill, and effort to the performance of the duties that BINDVIEW may assign Employee from time to time.

                 It is the policy of BlNDVIEW never to allow its personnel to work for any competitive enterprise during their employment, including after hours, on weekends, or during vacation time, even if only organizational assistance or limited consultation is involved.

         2.2 NONINTERFERENCE WITH THIRD-PARTY RIGHTS. Employee warrants and represents that, in entering into this Agreement and performing the obligations imposed by this Agreement, Employee is not violating any contractual, fiduciary, or other legal duty which Employee may owe to some other person, and that only BINDVIEW is entitled to the benefit of the Employee's work. BINDVIEW has no interest in using any other person's patents, copyrights, trade secrets, or trademarks in an unlawful manner. Employee agrees that Employee will not misapply proprietary rights of other persons by accepting employment with BINDVIEW or in the course of his/her employment with BINDVIEW.

         2.3 CONTINUANCE OF EMPLOYMENT. Employee will give at least two weeks' notice in





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                 advance of any termination by Employee of employment.  Under applicable Texas law, an employee may normally be terminated without notice and without cause. In exchange for Employee's promises in this Agreement, BINDVIEW agrees that it will only terminate Employee's employment as follows:

                 A. For Cause. BINDVIEW may terminate your employment for cause. The following shall constitute cause:

                          1. Any misconduct which BINDVIEW deems unethical or detrimental to BINDVIEW's legitimate interests;

                          2. Conviction by final action of any court of any offense punishable as a felony or involving moral turpitude;

                          3. Any unreasonable failure to perform assigned duties;

                          4. The death of Employee or the insolvency of BINDVIEW; and

                          5.      For any breach of this Agreement

                          In the case of a termination for cause, BINDVIEW shall have no further obligation to Employee except as provided in this Agreement, in any applicable law, or under the terms of any benefit plan sponsored by BINDVIEW in which Employee participates.

                 B. For Convenience. BINDVIEW may terminate your employment at any time at its sole discretion. However, if employee is terminated for convenience, employee shall be entitled to pay for vacation time accrued but not yet taken, as well as severance pay in the amount of at least one-half month's salary at time of termination.


3.0      CONFIDENTIALITY

         3.1 CONSEQUENCES OF ENTRUSTMENT WITH SENSITIVE INFORMATION. Employment should recognize that Employee's position with BINDVIEW requires considerable responsibility and trust Relying on Employee's ethical responsibility and undivided loyalty, BINDVIEW expects to entrust Employee with highly sensitive confidential, restricted, and proprietary information involving Trade Secrets (as defined in Section 3.2). Employee should recognize that it could prove very difficult to isolate these Trade Secrets from business activities that Employee might consider pursuing after termination of Employee's employment, and in some instances, Employee may not be able to compete with BINDVIEW in certain ways because of the risk that BINDVIEW's Trade Secrets might be compromised. Employee is legally and ethically responsible for protecting and ethically responsible for protecting and preserving BINDVIEW's proprietary rights for use only for BINDVIEW's benefit, and these responsibilities may, therefore, impose unavoidable limitations on Employee's ability to pursue some kinds of business opportunities that might interest Employee during or after Employee's employment.





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         3.2     TRADE SECRETS DEFINED.  For purposes of this Agreement, a
                 "Trade Secret" is any information, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, information, drawings, processes, financial data, financial plans, marketing plans, product plans, or lists of actual or potential customers or suppliers that: (1) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (2) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. "Trade Secrets" also includes any information or materials deemed to be proprietary or trade secrets under applicable law.

         3.3 RESTRICTIONS ON USE AND DISCLOSURE OF TRADE SECRETS. Employee agrees not to use or disclose any Trade Secrets of BINDVIEW during Employee's employment and for so long afterwards as the pertinent information or data remain Trade Secrets, regardless of whether the Trade Secrets are in written or tangible form, except as required to perform any duties for BINDVIEW.

         3.4 SCREENING OF PUBLIC RELEASES OF INFORMATION. In addition, and without any intention of limiting Employees other obligations under this Agreement in any way, Employee should not, during Employee's employment, reveal any notary public information concerning the technology pertaining to the proprietary products and manufacturing processes of BINDVIEW (particularly technology under current development or improvement), unless Employee has obtained approval from BINDVIEW in advance. In that connection, Employee should submit to BINDVIEW for review any proposed scientific or technical articles and text, notes, or display materials for any public speeches relating to any BINDVIEW work or product which has not yet been publicly disclosed. BINDVIEW has the right to disapprove and prohibit, or delete any parts of, such articles or speeches that might disclose BINDVIEW's Trade Secrets or other confidential information or otherwise be contrary to BINDVIEW's business interests.


4.0      OWNERSHIP OF EMPLOYEE DEVELOPMENTS

         4.1              OWNERSHIP OF WORK PRODUCT.

                          A. BINDVIEW shall own all Work Product (as defined in Section 4.1(E)). All Work Product shall be considered work made for hire by Employee and owned by BINDVIEW.

                          B. If any of the Work Product may not, by operation of law, be considered work made for hire by Employee for BINDVIEW, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in BINDVIEW, Employee agrees to assign, and upon creation thereof automatically assign, without further consideration, the ownership of all Trade Secrets (as defined in Section 3.2), U.S. and international copyrights, patentable inventions and related patents and patent applications if any, and other intellectual property





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                                  rights therein to BINDVIEW, its successors,
                                  and assigns.

                          C. BINDVIEW, its successors, and assigns, shall have the right to obtain and hold in its or their own name copyrights, registrations, and any other protection available in the foregoing.

                          D.      Employee agrees to perform, upon the
                                  reasonable request of BINDVIEW during or after Employee's employment, such further acts as may be necessary or desirable to transfer, perfect, and defend BINDVIEW's ownership of the Work Product When requested, Employee will:

                                  1.       Execute, acknowledge, and deliver
                                           any requested affidavits and
                                           documents of assignment and
                                           conveyance;

                                  2. Obtain and aid in the enforcement of copyrights and, if applicable, patents with respect to the Work Product in any countries;

                                  3. Provide testimony in connection with any proceeding affecting the right, title, or interest of BINDVIEW in any Work Product; and

                                  4.       Perform any other reasonable acts
                                           deemed necessary or desirable to
                                           carry out the purposes of this
                                           Agreement

                                  BINDVIEW shall reimburse all reasonable
                                  out-of-pocket expenses incurred by Employee at Employee's request in connection with the foregoing.

                          E. For purposes hereof, "Work Product" shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, discoveries and improvements, and other intellectual property rights, in any programming, documentation, technology, or other Work Product that relates to the business and interests of BlNDVIEW and that Employee may conceive, develop, or deliver to BINDVIEW at any time during the term of Employee's employment. Work Product shall also include all intellectual property rights in any programming, documentation, technology, or other work product that is now contained in any of the products or systems, including development and support systems, of BINDVIEW to the extent Employee conceived, developed, or delivered such Work Product to BINDVIEW prior to the date of this Agreement while Employee was engaged as an independent contractor or an employee of BINDVIEW. Employee hereby irrevocably relinquishes for the benefit of BINDVIEW and its assigns any moral rights in the Work Product recognized by applicable law.

         4.2 INVENTION ASSIGNMENT. BINDVIEW shall be the sole owner of any and all "Discoveries" and "Work Product". Discoveries means all inventions, discoveries, and improvements (including without limitation any information relating to manufacturing techniques, processes, formulas, developments or experimental





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                 work, work in progress, or business trade secrets), that are related to BINDVIEW's business. Work Product means any and all other work product relating to Discoveries and related to BINDVIEW's business.

                 A Discovery or Work Product is Related to BINDVIEW business if it is made or conceived or reduced to practice by Employee (in whole or in part, either alone or jointly with others), whether or not potentially patentable or copyrightable in the U.S. or elsewhere, and it: (a) involves equipment, supplies, facilities, or trade secret information of BINDVIEW, or (b) involves the time for which Employee was compensated by BINDVIEW, or (c) relates to the business of BINDVIEW or to its actual or demonstrably anticipated research and development, or (d) results, in whole or in part, from work performed by Employee for BINDVIEW.

                 Employee shall promptly disclose to BINDVIEW or its nominee all Discoveries and Work Product. The terms "Discoveries" and "Work Product" are intended to encompass Computer Software, which is defined to encompass all Computer Programs and associated Documentation and all Copies thereof. All such disclosures shall include furnishing complete and accurate copies of all Source Code, Object Code, Documentation, work notes, test data, reports, samples, and other tangible evidence or results (collectively referred to as "Tangible Embodiments") of such Discoveries or Work Product. All Tangible Embodiments of any Discoveries or Work Product shall be deemed to have been assigned to BINDVIEW as a result of the act of expressing any Discovery or Work Product therein.

                 Employee assigns and agrees to assign to BINDVIEW all his/her interest in any country in any and all Discoveries and/or Work Product, whether such interest arises under patent law, copyright law, trade- secret law, semiconductor chip protection law, or otherwise. Without limiting the generality of the foregoing, Employee hereby authorizes BINDVIEW to make any desired changes to any part of any Discoveries or Work Product, to combine it with other materials in any manner desired, and to withhold Employee's identity in connection with any distribution or use thereof alone or in combination with other materials.

                 This assignment and assignment obligation applies to all Discoveries and/or Work Product arising during Employee's employment, whether arising before or after the execution of this Agreement

                 At the request of BINDVIEW, Employee shall promptly and without additional compensation execute any and all patent applications, copyright registration applications, waivers of moral rights, assignments, or other instruments which BINDVIEW deems necessary or appropriate to apply for or obtain Letters Patent of the United States or any foreign country or otherwise to protect BINDVIEW's interest in such Discovery and/or Work Product

                 To the extent that any Discovery or Work Product constitutes copyrightable or similar subject matter that is eligible to be treated as a "work made for hire" or as having similar status in the United States or elsewhere, it shall be so deemed.
                 This provision does not alter or limit Employee's other obligations to assign intellectual property rights hereunder.





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                 The obligations set forth in this Section shall continue
                 beyond the termination of Employee's employment with respect to Discoveries and/or Work Product conceived or made by Employee alone or in concert with others during Employee's employment. Those obligations shall be binding upon Employee, his/her assigns permitted hereunder, executors, administrators and other representatives.

         4.3 CLEARANCE PROCEDURE FOR PROPRIETARY RIGHTS NOT CLAIMED BY BINDVIEW. If Employee ever wishes to create or develop, on Employee's own time and with Employee's own resources, anything that may be considered Work Product but to which Employee believes Employee should be entitled to the personal benefit of, Employee is required to follow the clearance procedure set forth in this section in order to ensure that BINDVIEW has no claim to the proprietary rights that may arise.

                 Before Employee begins any such work on Employee's own time, Employee must give BINDVIEW advance notice of Employee's plans and supply a description of the work under consideration. Unless otherwise agreed in a writing signed by BINDVIEW prior to receipt, BINDVIEW shall have no obligation of confidence with respect to such description. BINDVIEW will determine, in good faith, within thirty (30) days after Employee has fully disclosed Employee's plans to BINDVIEW, whether the work is claimed by BINDVIEW. If BINDVIEW determines that it does not claim such work, Employee will be notified in writing and may retain ownership of the development to the extent of what has been disclosed to BINDVIEW. Employee should submit for further clearance any significant improvement, modification or adaptation so that it can be determined whether the improvement, modification, or adaptation relates to the business or interests of BINDVIEW.


5.0      RETURN OF MATERIAL

         Upon the request of BINDVIEW and, in any event, upon the termination of Employee's employment, Employee must return to BINDVIEW and leave at its disposal all memoranda, notes, records, drawings, manuals, computer programs, documentation, diskettes, computer tapes, and other documents or media pertaining to the business of BINDVIEW or Employee's specific duties for BINDVIEW including all copies of such materials. Employee must also return to BINDVIEW and leave at its disposal all materials involving any Trade Secrets of BINDVIEW. This
         Section 5 is intended to apply to all materials made or compiled by Employee as well as to all materials furnished to Employee by anyone else in connection with Employee's employment.

6.0      PROHIBITION AGAINST UNFAIR BUSINESS PRACTICES

         6.1 UNFAIR BUSINESS PRACTICES. Employment activities at computer software companies such as BINDVIEW may be susceptible to unfair or questionable business practices. For example, Trade Secrets and other confidential information can be misappropriated and valuable documents can be copied and taken for improper purposes. Industrial espionage can be a serious concern for businesses





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                 that depend on sensitive technology for commercial success.

                 Employees at such companies can be targets of, or participants in, unfair business practices, because of the special attractiveness of the advanced technology, computer programs, product development strategies, and business opportunities they come to know by virtue of their employment. It would be unfair for a former employee or contractor of BINDVIEW to recruit personnel directly from the ranks of BINDVIEW's own employees by using connections and inside information previously acquired from BINDVIEW. BINDVIEW puts great emphasis on selecting, training, and promoting talented individuals for positions of significant responsibility. The time, effort, and capital invested by BINDVIEW in its work force should not be diverted by someone operating on an inside track. In addition, it would be unfair for individuals still employed by BINDVIEW to form and pursue a competitive business while receiving wages and other benefits from BINDVIEW.

         6.2 REFRAINING FROM HARMFUL ACTIONS. During Employee's employment with BINDVIEW, Employee is required to refrain from engaging in any action that might be harmful to BINDVIEW or its business, unless BINDVIEW consents in advance. Employee's responsibility to promote and support BINDVIEW's business by its very nature requires Employee to prevent BINDVIEW from suffering injury or hardship, if it can be avoided. This obligation is intentionally broad and general because it is difficult to anticipate all possible circumstances, and Employee should resolve all doubts by consulting BINDVIEW on how best to proceed. By way of example, during Employee's employment with BINDVIEW, Employee may not solicit or recruit any other BINDVIEW employee to form or join another business. BINDVIEW cannot prohibit Employee from terminating Employee's employment and pursuing other kinds of work, but if Employee should decide to form or join another business Employee is required to advise BINDVIEW promptly, so that projects in progress and under consideration are not needlessly disrupted and so that even the possibility that Trade Secrets or other confidential information may be compromised can be avoided.

         6.3 REFRAINING FROM SOLICITATION OF CUSTOMERS. During the term of your employment with BINDVIEW and for a period of twelve (12) months from the voluntary or involuntary termination of your employment with BINDVIEW for any reason whatever, you shall not solicit, induce or attempt to induce any past or current supplier or customer of BINDVIEW to cease doing business in whole or in part with or through BINDVIEW.

7.0      IMPLEMENTATION

         7.1 SEVERABILITY. The terms and conditions of this Agreement are severable. The invalidity or unenforceability of any clause or provision of this Agreement shall not affect the applicability or any other clause or provision of this Agreement The unenforceability of any clause or provision of this Agreement in one case or in some circumstance shall not affect its application in other cases or under other circumstances.





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         7.2     SURVIVAL OF OBLIGATIONS.  The covenants in Section 3 through
                 Section 7 of this Agreement shall survive termination of Employee's employment, regardless of who causes the termination and under what circumstances.

         7.3 NOTICES. All notices required under this Agreement shall be made in writing and shall be deemed given when (l) delivered in person, (2) deposited in the U.S. mail, first class, with proper postage prepaid and properly addressed, or (3) sent through the interoffice delivery service of BINDVIEW, if Employee is still employed by BINDVIEW at the time.

         7.4 RELATED PARTIES. This Agreement shall inure to the benefit of, and be binding upon, BINDVIEW and its parents or subsidiaries and its affiliates, together with their successors and assigns, and Employee, together with Employee's executor, administrator, personal representative, heirs, and legatees.

         7.5 MERGER. This Agreement represents the entire Agreement of the parties. This Agreement merges and supersedes all prior and contemporaneous agreements, undertakings, covenants, or conditions, whether oral or written, express or implied.

         7.6 CHOICE OF LAW. The waiver of the breach of any term or condition of this Agreement will not be deemed to constitute waiver of any other subsequent breach of the same or any other term or condition. This Agreement shall be governed by and interpreted according to the laws of the United States of America and to the laws of the State of Texas applicable to agreements made between Texas residents in and for performance entirely in Texas.

IN WITNESS WHEREOF, Employee, as an employee of BINDVIEW, has entered and executed this Agreement under seal, and BINDVIEW has accepted Employee's undertaking.


EMPLOYEE:   David Pulaski
            -----------------------------------



   /s/ David Pulaski
-------------------------------------------
Signature


Date:    9/26/96


Accepted by BINDVIEW DEVELOPMENT CORPORATION:



  /s/ Eric Pulaski
-------------------------------------------
ERIC PULASKI
President, BINDVIEW DEVELOPMENT CORPORATION





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                                  APPENDIX "A"

                                                                   DAVID PULASKI


COMPENSATION (SALARY AND BONUSES)

         Your base salary will be $65,000 per year, paid in accordance to the existing payroll schedule.

         From time to time, management of BindView Development may, at its sole discretion, issue bonuses to you. Future bonuses are not guaranteed, but are generally related to profitability of the Company, achievement of personal milestones, and exemplary work performance.

BENEFITS

         BindView Development has a comprehensive health, dental, and disability insurance plan, which you can join for a deduction of $15 per paycheck or $75 per paycheck for you and your entire family ($30 or $150 per month respectively). BindView also provides a Flexible Spending Account Plan so that you may get the tax advantages of medical and dependent care costs and unreimbursed medical expenses as the plan allows.

4O1K

         BindView Development has a 401K plan. Enrollment dates are twice a year and the plan has a mandatory 90 day grace period before enrollment. You are allowed to participate in this plan within the limits of the IRS and the plan document. Currently, the Company guarantees to match your contribution with up to 50% of the first 6% of your salary that you contribute to the plan and there may be a discretionary match, based on company performance at year end.

STOCK PLAN

         See attached stock plan.